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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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WESTERN DIGITAL CORPORATION

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[WESTERN DIGITAL LOGO]

Dear Shareholder:

      You are cordially invited to attend our Annual Meeting of Shareholders to be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618, on Thursday, November 30, 2000, at 10:00 a.m. Your Board of Directors and management look forward to welcoming you.

      The Company is asking for your vote by proxy FOR the following proposals:

•	Election of the six directors named in the Proxy Statement to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

•	Approval of the Company’s Amended and Restated Stock Option Plan for Non-Employee Directors.

•	Ratification of the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 30, 2001.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS.

      Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. This year you may vote over the Internet, by phone or by mailing a traditional proxy card. We urge you to promptly mark, sign, date and mail your proxy in the envelope provided, or vote electronically via the Internet or by telephone.

      On behalf of the Board of Directors, thank you for your continued support.

/s/ Thomas E. Pardun	/s/ Matthew E. Massengill
Thomas E. Pardun	Matthew E. Massengill
Chairman of the Board	President and Chief Executive Officer

October 16, 2000

[WESTERN DIGITAL LOGO]

8105 Irvine Center Drive

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On November 30, 2000

To the Shareholders of

WESTERN DIGITAL CORPORATION:

      The Annual Meeting of Shareholders of Western Digital Corporation, a Delaware corporation (the “Company”), will be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618, on Thursday, November 30, 2000, at 10:00 a.m. for the following purposes:

1. To elect six directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are elected and qualified;

2. To approve the amendment and restatement of the Company’s Stock Option Plan for Non-Employee Directors to authorize and reserve for issuance under the plan an additional 1,000,000 shares of the Company’s common stock, and to effect other changes to the plan as described in the Proxy Statement;

3. To ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ending June 30, 2001; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on October 2, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY/ VOTING INSTRUCTION CARD OR BY VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON ELECTRONIC VOTING. RETURNING YOUR PROXY PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

By Order of the Board of Directors:

/s/ Michael A. Cornelius
Michael A. Cornelius
Vice President and Secretary

Irvine, California

October 16, 2000

TABLE OF CONTENTS

Page

Notice of Annual Meeting of Stockholders

Proxy Statement	1

Voting	1

Security Ownership by Principal Shareholders and Management	2

Proposal 1: Election of Directors	4

Nominees for Election	4

Committees and Meetings	5

Director Compensation	6

Executive Compensation	9

Report of the Compensation Committee	8

Summary Compensation Table	13

Option/ SAR Grants in Last Fiscal Year	15

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values	16

Compensation Committee Interlocks and Insider Participation	17

Stock Performance Graph	18

Section 16(a) Beneficial Ownership Reporting Compliance	19

Retention Agreements, Termination of Employment and Change of Control Arrangements	19

Proposal 2: Approval of the Amendment to the Stock Option Plan for Non-Employee Directors	20

General	20

Summary	21

Vote Required and Board of Directors Recommendation	24

Proposal 3: Ratification of Selection of Independent Public Accountants	25

Shareholder Proposals for 2001	25

Other Matters	25

Annual Reports	25

Voting Via The Internet Or By Telephone	25

Expenses of Solicitation	26

Exhibit A — Stock Option Plan for Non-Employee Directors	A-1

WESTERN DIGITAL LOGO

8105 Irvine Center Drive

Irvine, California 92618

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 30, 2000

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Digital Corporation, a Delaware corporation (the “Company”), for use at the Company’s 2000 Annual Meeting of Shareholders to be held on November 30, 2000, at 10:00 a.m. (the “Meeting”) and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the DoubleTree Hotel, Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618. This Proxy Statement and the accompanying form of proxy/ voting instruction card will be mailed to shareholders on or about October 16, 2000.

VOTING

      October 2, 2000 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, 159,548,797 shares of the Company’s common stock were outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting. The holders of a majority of the shares of common stock outstanding on the Record Date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. For the purposes of Proposal 1, because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the election of directors. For the purposes of Proposals 2 and 3, abstentions will have the same effect as a negative vote, whereas broker non-votes will have no effect on the outcome of the vote.

      Each proxy/voting instruction card will be voted FOR the following three proposals: (i) election of the six director nominees named herein, (ii) approval of the amendment and restatement of the Company’s Stock Option Plan for Non-Employee Directors (the “Non-Employee Director Plan”), and (iii) ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending June 30, 2001, except that if a shareholder has submitted a proxy/ voting instruction card with different voting instructions, the shares will be voted according to the shareholder’s direction. Any shareholder has the power to revoke his or her proxy/ voting instruction card at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy/ voting instruction card bearing a later date. A proxy/ voting instruction card will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented by the proxy in person.

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock and that of its subsidiaries, Connex, Inc., and SageTree, Inc., as of September 15, 2000, by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

	Western Digital Corporation		Connex, Inc.		SageTree, Inc.

	Amount and		Amount and		Amount and
	Nature of		Nature of		Nature of
	Beneficial	Percent of	Beneficial	Percent of	Beneficial	Percent of
Beneficial Owner	Ownership(1)	Class(2)	Ownership(1)	Class(3)	Ownership(1)	Class(4)

Directors:

James A. Abrahamson(5)	38,375	*	15,000	*	25,000	*

Peter D. Behrendt(5)(6)	63,253	*	37,500	*	25,000	*

I. M. Booth(5)(7)	116,037	*	15,000	*	25,000	*

Henry T. DeNero(5)	4,891	*	15,000	*	25,000	*

André Horn(5)	56,452	*	15,000	*	25,000	*

Anne D. Krueger(5)	41,107	*	15,000	*	25,000	*

Roger H. Moore(5)	0		15,000	*	25,000	*

Thomas E. Pardun(5)	131,875	*	18,722	*	0

Executive Officers:

Matthew E. Massengill(5)(8)(9)	342,610	*	18,750	*	0

Arif Shakeel(5)(8)	115,079	*	7,500	*	0

Teresa A. Hopp(5)(8)(10)	70,983	*	7,500	*	0

Steven G. Campbell(8)	284,813	*	0		0

Michael A. Cornelius(5)(8)	288,465	*	11,250	*	0

Former Executive Officers:

Charles A. Haggerty(5)(8)(9)	1,894,770	1.22%	56,250	*	0

Duston M. Williams(10)	24,523	*	0		0

All Directors and Executive Officers as a group (17 persons)(5)(6)(7)(8)	1,743,311	1.11%	425,594	4.97%	175,000	2.14%

*	Represents less than 1% of the outstanding stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after September 15, 2000, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Applicable percentage of ownership is based on 153,894,251 shares of the Company’s common stock outstanding as of September 15, 2000.

(3)	Applicable percentage of ownership is based on 7,237,041 shares of Connex, Inc. common stock outstanding as of September 15, 2000.

(4)	Applicable percentage ownership is based on 8,000,000 shares of SageTree, Inc. common stock outstanding as of September 15, 2000.

(5)	Includes shares of common stock of the Company which may be acquired within 60 days after September 15, 2000, through the exercise of stock options as follows: Mr. Abrahamson (33,375), Mr. Behrendt (57,375), Mr. Booth (59,375), Mr. Horn (27,375), Dr. Krueger (19,375) and

Mr. Pardun (126,875). Does not include shares representing deferred stock units credited to accounts in the Company’s Deferred Compensation Plan as of September 15, 2000, as to which they currently have no voting or investment power, as follows: Mr. Abrahamson (5,385), Mr. Behrendt (2,075), Mr. Booth (3,596), Dr. Krueger (7,633), Mr. Moore (3,494) and Mr. Pardun (6,589). All shares of Connex and SageTree shown as beneficially owned represent shares which may be acquired within 60 days of September 15, 2000, through the exercise of options.

(6)	Beneficial ownership of common stock of Connex represents shares which may be acquired within 60 days of September 15, 2000 through the exercise of options.

(7)	Includes 750 shares held by Mr. Behrendt’s son who shares Mr. Behrendt’s household, as to which Mr. Behrendt disclaims beneficial ownership.

(8)	Includes 8,200 shares held in trust established for the benefit of Mr. Booth’s grandchildren, as to which Mr. Booth disclaims beneficial ownership.

(9)	Includes shares of common stock of the Company which may be acquired within 60 days after September 15, 2000, through the exercise of stock options as follows: Mr. Massengill (332,468), Mr. Campbell (265,114), Mr. Cornelius (233,011), Ms. Hopp (70,983), Mr. Shakeel (106,326) and Mr. Haggerty (1,548,131), and shares allocated to accounts under the Company’s Retirement Savings and Profit Sharing Plan as of August 25, 2000, the latest date for which information is reasonably available, as follows: Mr. Massengill (4,008), Mr. Campbell (15,777), Mr. Cornelius (18,512), Mr. Haggerty (16,459) and Mr. Williams (12,114).

(10)	Mr. Haggerty retired from his position as President and Chief Executive Officer effective January 12, 2000. Mr. Massengill succeeded Mr. Haggerty as President and Chief Executive Officer effective upon Mr. Haggerty’s retirement.

(11)	Mr. Williams resigned from his position as Chief Financial Officer effective January 3, 2000. Ms. Hopp succeeded Mr. Williams as Chief Financial Officer effective upon Mr. William’s resignation.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s directors are elected at each Annual Meeting of Shareholders. Currently, the authorized number of directors of the Company is nine. Mr. André R. Horn, Mr. James A. Abrahamson and Dr. Anne I. Krueger have each indicated that they will retire at the end of their current terms. The term of each of these directors will expire immediately prior to the Meeting at which time the Board intends to adopt a resolution to reduce the size of the Board of Directors from nine to six. Accordingly, the Board of Directors will consist of six directors at and following the Meeting, and only six nominees have been nominated. At the Meeting, six directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

Nominees for Election

      The nominees for election as directors set forth below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy/ voting instruction card, it is intended that each proxy/ voting instruction card will be voted FOR such nominees. In the event that, before the Meeting, any of the nominees for director should become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company’s existing Board of Directors, unless other directions are given in the proxies. To the Company’s knowledge, all the nominees will be available to serve. The Board of Directors recommends that shareholders vote “For” the election of each of the nominees listed below.

      The following biographical information is furnished with respect to each of the six nominees:

      Matthew E. Massengill, 39, has been a director of the Company since January 2000. He assumed the positions of President and Chief Executive Officer on January 13, 2000. From October 27, 1999 until that time he was Chief Operating Officer, and from August 5, 1999 to October 27, 1999, he was Co-Chief Operating Officer. Prior to that time he served for more than five years in various executive capacities with the Company’s Personal Storage and Enterprise Storage Groups.

      Thomas E. Pardun, 56, assumed the position of Chairman of the Board of Directors of the Company on June 13, 2000. He has been a director of the Company since 1993. He retired on July 31, 2000, as President of MediaOne™International, Asia-Pacific, a subsidiary of Media One Group, Inc., a diversified communications company, a position he had held since May 1996. From April 1993 until that time, he served as President and Chief Executive Officer of US WEST Multimedia Communications Group. He is also a director of Exabyte Corporation.

      I. M. Booth, 67, has been a director of the Company since 1985. He retired in 1996 after having served as Chairman, President and Chief Executive Officer of Polaroid Corporation from June 1991 to March 1996. He is also a director of John Hancock Mutual Life Insurance Company and State Street Bank & Trust.

      Peter D. Behrendt, 61, has been a director of the Company since 1994. He was Chairman of Exabyte Corporation, a manufacturer of computer tape storage products, from January 1992 until January 1998 and was President and Chief Executive Officer from July 1990 to January 1997. He is also a director of Infocus Corporation and Exabyte Corporation.

      Henry T. DeNero, 54, has been a director of the Company since June 2000. He was Chairman and Chief Executive Officer of HomeSpace, Inc., a provider of internet real estate and home services from January 1999 until it was acquired by LendingTree, Inc. in August 2000. From July 1995 to that time, he was Executive Vice President and Group Executive, Commercial Payments for First Data Corporation, a provider of information and transaction processing services. He is also a director of Banta Corporation.

      Roger H. Moore, 58, has been a director of the Company since June 2000. He has been President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, since October 1998, a member of its Board of Directors since July 1998, and was its

President and Chief Executive Officer from January 1996 to August 1998. From September 1998 to October 1998, he served as President, Chief Executive Officer and a member of the Board of Directors of VINA Technologies, Inc., a telecommunications equipment company. From November 1994 to December 1995, he served as vice president of major accounts of Northern Telecom. He is also a director of Tut Systems, Inc.

Committees and Meetings

      The Board of Directors has standing Executive, Audit, Compensation, and Nominating Committees. The membership of these committees is usually determined at the organizational meeting of the Board held in conjunction with the annual meeting of shareholders. The current membership of each committee is as follows, with the chairman of the committee listed first:

Executive	Audit	Compensation	Nominating
Committee	Committee	Committee	Committee

Thomas E. Pardun	André R. Horn	Peter D. Behrendt	I. M. Booth

Matthew E. Massengill	Henry T. DeNero	James A. Abrahamson	Matthew E. Massengill
André R. Horn	Anne O. Krueger	I. M. Booth	Thomas E. Pardun
Anne O. Krueger	Thomas E. Pardun	Roger H. Moore
I. M. Booth (alternate )

      Executive Committee. Between meetings of the Board, the Executive Committee may exercise all of the powers of the Board (except those powers expressly reserved by applicable law to the Board) in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

      Audit Committee. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) reviews prior to publication the Company’s annual financial statements with management and the Company’s independent accountants, (ii) reviews with the Company’s independent accountants the scope, procedures and timing of the annual audits, (iii) reviews the Company’s accounting and financial reporting principles and practices; (iv) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (v) reviews the scope of other auditing services to be performed by the independent accountants, (vi) reviews the independence and effectiveness of the Company’s independent accountants, and their significant relationships with the Company, (vii) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee, (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee Charter on an annual basis, (x) reviews, or designates the Chairman of the Committee, to review with management and the independent accountants the results of any significant matters identified as a result of the accountants’ review procedures prior to filing any Form 10-Q, and (x) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Committee deems appropriate.

      Compensation Committee. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company policies and compensation matters and administers the Company’s Employee Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan and Broad Based Stock Incentive Plan.

      Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board regarding nominees for director and committee assignments. The Nominating Committee will consider nominees recommended by shareholders for election at the Company’s 2001 Annual Meeting of Shareholders, so long as such proposal is received by the Secretary of the Company at the Company’s principal executive offices no later than Monday, June 18, 2001.

      During fiscal year 2000, there were seven meetings of the Board, two meetings of the Executive Committee, three meetings of the Audit Committee, six meetings of the Compensation Committee and three meetings of the Nominating Committee. Each of the current directors attended 75% or more of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the period that he or she served, except as follows: Mr. Abrahamson attended 67% of the total Compensation Committee meetings.

Director Compensation

      Director Fees. Non-employee directors receive an annual retainer in January, or if they join the Board at a later date, they receive a proportion of the annual fee corresponding to the period for which they serve. On May 25, 2000, the annual fee was increased from $25,000 to $35,000 for all retainer fee payments made on or after that date. The non-employee directors also receive compensation of $2,500 for each session (day or consecutive days) during which they attend a Board meeting or meeting of a committee of the Board, $500 for each meeting held by telephone conference, and reimbursement of travel expenses. The chairman of each committee of the Board receives an annual retainer of $2,500. Mr. Massengill, who is an employee of the Company, does not receive any compensation for his services as a director or committee chairman.

      Fees for Special Services. On January 13, 2000, Mr. Thomas Pardun was elected chairman of the Board effective upon completion of the merger between MediaOne Group, Inc. and AT&T Corp. In consideration for such appointment and for other special services to be provided to the Company by Mr. Pardun in his capacity as a director, Mr. Pardun in January 2000 received an annual retainer of $300,000 as well as the stock options reported below under “Special Stock Grants.” Mr. Pardun did not receive meeting fees after the date of these grants. Mr. Pardun assumed the position of Chairman of the Board on June 13, 2000. In addition, during fiscal 2000 Mr. I.M. Booth and Mr. Peter Behrendt each received a special consulting fee of $17,500, and Mr. André Horn received a special consulting fee of $5,000, all for services rendered in connection with the search for a new chief executive officer for the Company.

      Non-Employee Directors Stock-for-Fees Plans. Under the Company’s Non-Employee Directors Stock-for-Fees Plan (the “Stock-for-Fees Plan”), $20,000 of the $35,000 annual retainer fee payable to each non-employee director is paid in the form of shares of the Company’s common stock rather than cash. Each non-employee director may elect to receive shares in lieu of any or all of the (i) remaining $15,000 of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (ii) meeting attendance fees otherwise payable to him or her in cash for that calendar year. At the time of the election for a particular calendar year, a non-employee director may also elect to defer the receipt of any cash or stock annual retainer or meeting fees to be paid during the calendar year. The Stock-for Fees Plan was amended effective May 25, 2000 (the “Amended Stock-for-Fees Plan”). Prior to the amendment and the increase in annual retainer fees effective May 25, 2000, half of the annual retainer fee of $25,000 was payable in the form of shares of common stock of the Company. A deferral will not change the form (cash or shares) in which the fee is to be paid at the end of the deferral period. Under the Amended Stock-for-Fees Plan, the Company pays a 15% premium in the form of cash to each non-employee director who elects to defer annual retainers or meeting fees to be received in cash and a 25% premium in the form of common stock to each non-employee director who elects to defer annual retainer or meeting fees to be received in common stock. The number of shares of common stock payable is determined by dividing the amount of the cash fee the director would have received by the fair market value of the common stock on the date the cash fee would have been paid. Shares issued under the Stock-for-Fees Plan were: (i) 16,676 plus the 17,875 deferred stock units reported below under “Deferred Compensation Plan” in fiscal year 2000; (ii) 1,448 plus 5,997 deferred stock units in fiscal 1999; and (iii) 1,448 plus 8,789 deferred stock units in fiscal year 1998.

      The maximum aggregate number of shares of common stock that may be issued under the Amended Stock-for-Fees Plan is 400,000 shares, subject to antidilution adjustments. The Amended Stock-for-Fees Plan will terminate on December 31, 2002, unless it is terminated by earlier action of the Board. The Board has the power to suspend, discontinue or amend the Amended Stock-for-Fees Plan at any time, subject to shareholder approval, if required under any law or regulation.

      Deferred Compensation Plan. Under the Company’s Deferred Compensation Plan, all directors and employees selected for participation by the Compensation Committee are permitted to defer payment of compensation by the Company. Non-employee directors who elect to participate are permitted to defer between a minimum of $2,000 per calendar year and a maximum of 100% of their compensation in cash or deferred stock units payable under the Amended Stock-for-Fees Plan. The deferred stock units carry no voting or investment power. Interest on the deferred cash balances accrues at a rate determined prior to the beginning of each calendar year based upon results of the preceding year, except that beginning in 1998, investment options other than a fixed interest rate were available to participants. The interest rate for calendar years 2000, 1999 and 1998 was 7.4%.

      Pursuant to the terms of the Deferred Compensation Plan, non-employee directors’ deferred compensation in the last three fiscal years was as follows:

	2000				1998
	Deferred	2000 Cash	1999 Deferred	1999 Cash	Deferred	1998 Cash
Director	Stock Units(1)	Deferred(2)	Stock Units(3)	Deferred	Stock Units(3)	Deferred

James A. Abrahamson	3,595	$0	955	$0	835	$0

Peter D. Behrendt	0	0	954	0	1,120	0

I. M. Booth	3,596	14,375	0	0	0	0

Anne O. Krueger	3,594	0	1,710	0	2,332	0

Thomas E. Pardun	3,596	310,500	954	30,500	1,956	3,750

Roger H. Moore	3,494	21,096	—	—	—	—

(1)	Excludes the 25% premium, in the form of common stock, received under the Amended Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in common stock.

(2)	Excludes the 15% premium, in the form of cash, received under the Amended Directors’ Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in cash. The premium did not apply to the Chairman’s fee of $300,000 which Mr. Pardun elected to defer.

(3)	Excludes the 15% premium, in the form of common stock, received under the Directors’ Stock-for-Fees Plan by each non-employee director who elected to defer his or her annual retainer or meeting fees to be received in common stock.

      Stock Option Plan for Non-Employee Directors. The Company has an Amended and Restated Stock Option Plan for Non-Employee Directors (the “Director Plan”) under which options to purchase shares of the Company’s common stock are granted to the Company’s non-employee directors. Proposal 2 at the Meeting is seeking shareholders’ approval of a further amendment to the Director Plan (the “Amended Plan”). Pursuant to the Director Plan, non-employee directors are automatically granted options to purchase shares of common stock upon initial election or appointment to the Board at an exercise price per share equal to the fair market value of the common stock on the date of such initial election or appointment (“Initial Options”). After a non-employee director joins the Board, immediately following each annual meeting of shareholders of the Company, if he or she has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such non-employee director will automatically receive another option to purchase shares of common stock at an exercise price per share equal to the fair market value of common stock on the date of grant (“Additional Options”). Under the Amended Plan, the shares subject to options granted under the Initial Options would be increased from 30,000 to 75,000, and the shares subject to options granted under the Additional Options would be increased from 7,500 to 10,000. Both Initial Options and Additional Options vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each fiscal quarter thereafter. Initial Options and Additional Options vest only if the optionee has remained a director for the entire period from the grant date to the vesting date, unless the director retired after providing 4 years of service to the Company, and does not render services to a competitor, in which case all options shall immediately vest and be exercisable for a three year period after such director’s retirement. The Amended Plan increases the maximum aggregate number of shares that may be issued upon exercises of options granted under the plan from 1,600,000 to 2,600,000, subject to antidilution adjustments.

      Special Stock Grants. In consideration of Mr. Thomas Pardun’s acceptance of his appointment as Chairman of the Board, and for other special services provided to the Company by Mr. Pardun in his capacity as a director, Mr. Pardun was granted a special one-time option to purchase 300,000 shares of common stock of the Company at an exercise price of $4.5625 per share, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant. This option vests as follows: 25% of the total options granted on the date of grant and 75% of the options four years after the date of grant. The special grant was made under the Company’s Broad-Based Stock Incentive Plan and was authorized by the Board of Directors, with Mr. Pardun abstaining.

      On May 25, 2000, each of the five continuing non-employee directors on such date received, subject to shareholder approval of the Amended Plan, a one-time grant of an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $4.3125 per share, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant. The options were granted under the Amended Plan and vest over a period of four years, with 25% vesting on the first anniversary of the grant date and 6.25% vesting at the end of each fiscal quarter thereafter. Three of these five directors are retiring from the Board as of the date of the Meeting. Because each of them provided more than four years of service as directors to the Company, all 50,000 options of each of them will vest upon retirement and be exercisable for the ensuing three years.

      For services rendered as directors, in fiscal 2000 the Company granted to its non-employee directors options to purchase shares of common stock in its subsidiaries SageTree, Inc. and Connex, Inc. A total of 650,000 options to purchase shares of common stock of SageTree were issued to the Company’s non-employee directors. Mr. Pardun, who also serves as a director of SageTree, received 125,000 options in connection with his services to both the Company and SageTree. In addition, Mr. Haggerty, who serves as Chairman of SageTree, received 350,000 options in connection with his services to SageTree and the Company. The other six non-employee directors each received 25,000 options in SageTree in connection with their services to the Company. The options were granted pursuant to the SageTree, Inc. 2000 Stock Incentive Plan, and each of the options was issued at an exercise price equal to the fair market value on the date of grant, as determined by the Board of Directors of SageTree, and vest as follows: the options of Mr. Pardun and Mr. Haggerty at 25% of the total options granted after one year from the date of grant and an additional 6.25% at the end of the next consecutive three-month periods thereafter; and all remaining options of the non-employee directors at 100% of the total options granted on the date of grant. A total of 540,000 options to purchase shares of common stock of Connex were issued to the Company’s non-employee directors. Messrs. Abrahamson, Booth, DeNero, Horn, Krueger and Moore each received an option to purchase 15,000 shares. Mr. Pardun and Mr. Behrendt, each of whom also serve as directors of Connex, received options to purchase 75,000 shares and 150,000 shares, respectively, for their services to the Company and Connex. Mr. Haggerty, who also serves as Chairman of Connex received an option to purchase 225,000 shares for his services to the Company and Connex. The options were granted pursuant to the Connex, Inc. 1999 Stock Incentive Plan, and each of the options was issued at an exercise price equal to the fair market value on the date of grant, as determined by the Board of Directors of Connex, and vest as follows: all options of Mr. Behrendt, Mr. Haggerty and Mr. Pardun at 25% of the total options granted on the date of grant, 25% of the total options granted after one year from the date of grant and an additional 6.25% at the end of the next consecutive three-month periods thereafter; and all remaining options of the non-employee directors at 100% of the total options granted on the date of grant.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee, which is composed entirely of outside, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected executive officers. The Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s Employee Stock Option Plan, Broad-Based Stock Incentive Plan, 1993 Employee Stock Purchase Plan and Deferred Compensation Plan.

      The Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities Exchange Commission (“SEC”) rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for fiscal year 2000 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers in this Proxy Statement. This report shall not be deemed “soliciting material” or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities and Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Philosophy

      The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. To support this philosophy, a significant portion of each executive’s compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company’s shareholders from both the short-term and long-term perspectives. The Company’s compensation policies and programs are designed to:

•	Attract, develop, reward and retain highly qualified and productive individuals;

•	Motivate executives to improve the overall performance and profitability of the Company, as well as the business group for which each is responsible, and reward executives only when specific measurable results have been achieved;

•	Encourage accountability by adjusting salaries and incentive awards based on each executive’s individual performance, potential and contribution;

•	Tie incentive awards to the performance of the Company’s Common Stock to further reinforce the linkage between the interests of the shareholders and the executives; and

•	Ensure compensation levels that are both externally competitive and internally equitable.

      In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, annual incentive compensation, stock option grants, long-term retention awards, a deferred compensation plan and other benefits.

      The Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Committee and the Company’s Human Resources staff, the Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the high-technology industry with similar size and performance characteristics. Most of the companies included in these surveys are also included in the Hambrecht & Quist Computer Hardware Index (see “Performance Graph”).

      While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set at the median total cash compensation level for comparable jobs in the marketplace. However, when the Company’s business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels which are higher than the median levels for comparable jobs. The Committee also reviews the compensation levels of the executive officers for internal consistency.

      The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Committee considers the total potential compensation payable to each of the executive officers when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

      The Company’s executive compensation package consists primarily of the following components:

      Base salary. Executive base salaries are reviewed annually, and base salary levels are generally targeted at or below the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

      In July 1999, considering that the Company’s executive officers did not receive an annual increase in base salaries for two years, and considering data concerning competitive compensation, the Committee approved an increase in the base salaries of the executive officers.

      Annual Incentive Awards. The Management Incentive Plan (“MIP”) formally links cash bonuses for executive officers and other participating employees to the Company’s operating performance. The MIP is annually reviewed and approved early in the fiscal year by the Committee and the Board of Directors. For fiscal year 2000, the MIP was weighted towards operating results at the corporate and business unit level and on key operational measures that included primarily financial performance metrics, business unit specific goals and Company operational goals.

      The Committee establishes predetermined target awards for the participants on an annual basis, and actual performance determines the percentage used to calculate the award at the end of the year, with the size of the award varying between 0% and 200% of the target award. In establishing the 2000 MIP, the Committee considered that the Company did not achieve the minimum operating results level under the 1999 MIP, and no cash awards to executive officers or other participants were made under that plan. The Committee also considered that no bonuses were paid under the bridge MIP covering the last quarter of fiscal year 1999 and the first quarter of fiscal year 2000. The Committee established incentive opportunities for the executive officers and the other participants at certain target levels, consistent with previous years. Because the Company did not achieve all of the financial and operational goals in the 2000 MIP, cash awards equivalent only to approximately 25% of the target awards were made to executive officers and other participants under the 2000 MIP.

      Stock Options. The Committee views the grant of stock options to be a key long-term incentive reward program. Executive officers, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s Employee Stock Option Plan. Stock options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executive officers and reward long-term commitment to the Company. The Employee Stock Option Plan prohibits the repricing of options. The Committee believes that, because options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, they are an effective incentive for officers to create value for the Company’s shareholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability. However, because of the decrease in the market value of the Company’s Common Stock over the past three years, the retention value of the outstanding stock options has decreased significantly. Accordingly, the fiscal year 2000 target grant amounts were increased by the Committee to address the significant retention concerns facing the Company at the time of the grant. The Committee also approved, in September 2000, the adoption of the Broad-Based Stock Incentive Plan. Grants under this plan are made largely to non-executive officers, although all of the Company’s employees are eligible to receive grants under the Plan, which allows for the grant of options, restricted stock and other stock-based compensation in the discretion of the Committee. No grants were made to executive officers under the Broad-Based Stock Incentive Plan in fiscal year 2000.

      While all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Committee. The Committee reviews with the Vice President of Human Resources and the Chief Executive Officer (except in the case of his own stock option grants) and approves individual stock option grants for each of the Company’s executive officers, including the named executive officers. The amount of each executive’s stock option grant is determined by the Committee based upon the executive’s individual performance, the executive’s current compensation package, comparable company and competitive company practices, and the Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in fiscal year 2000 are set forth in the Summary Compensation and Option Grants tables.

      Long-Term Retention Awards. The Committee believes that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with the Company’s shareholders. In fiscal year 1996, the Company adopted an executive retention program through which the Company grants cash awards to key employees whose retention is deemed critical to the Company’s future success. The purpose of the program is to retain participants by providing a significant incremental opportunity for capital accumulation and to focus participants on increasing the value of the Company’s Common Stock. The awards granted prior to July 1998 were granted in an initial base amount which fluctuated up or down according to a formula based on the average price of the Company’s Common Stock over the preceding twelve months. These awards generally vest and are paid over a four-year period as follows: 10% at the end of the second year, 25% at the end of the third year and 65% at the end of the fourth year. As of July 1, 1998, by agreement with the participants, any portion of the participants’ existing awards which was unvested was fixed at an amount based on the closing price of the Company’s Common Stock on July 1, 1998. As consideration for giving up the right to future possible appreciation resulting from an increase in the value of the Company’s Common Stock, and to continue the mutuality of interest with the Company’s shareholders, the participants received additional stock option grants. Commencing in July 1998, awards under the executive retention program consist of a cash award and a stock option grant. The awards (cash and stock options) vest in accordance with schedules designed to maximize the retention value of the awards to the executives receiving the awards. Long-term incentive awards made to the named executive officers in fiscal year 2000 are set forth in the Long-Term Incentive Plan table.

      Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are largely those that are offered to the general employee population, with some variation, primarily with respect to the availability of expanded medical benefits for the executive officers. The Company terminated the split-dollar life insurance program and the automobile allowance for executive officers effective January 1, 2000. The Committee believes that the compensation paid or payable pursuant to the non-qualified deferred compensation plan, life insurance benefits and the benefit plans available to regular employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources Department obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Committee.

Chief Executive Officer Compensation

      Mr. Massengill was elected President and Chief Executive Officer of the Company in January 2000. His compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the shareholders. The majority of his compensation, including stock options, annual incentive bonuses and long-term retention awards, is at-risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Committee parallels the process and criteria used in establishing compensation levels for the other executive officers. The Company’s overall performance and Mr. Massengill’s individual performance are critical factors in the Committee’s determination.

      Mr. Massengill’s base salary was set at $525,000, commencing in January 2000. The annual incentive award paid to Mr. Massengill for fiscal year 2000 was $131,500. During fiscal year 2000, he received stock option grants under the Employee Stock Option Plan totaling 506,038 shares. He was also granted options to purchase stock, in the Company’s subsidiaries, SageTree,Inc. and Connex, Inc. The majority of these options vest over four years. The Committee’s decisions regarding Mr. Massengill’s stock option grants were based on its subjective assessment of the importance of his leadership to the Company’s plans for expanding beyond the traditional markets for hard drives and regaining leadership in the hard drive market, and his ability to enhance value for the Company’s shareholders, as well as its expectations for his future contributions in leading the Company.

      Mr. Haggerty retired as President and Chief Executive Officer in January 2000. In connection with his retirement, the Company entered into a Separation and Consulting Agreement with him. This agreement is described under the heading “Retention Agreements, Termination of Employment and Change of Control Arrangements.”

Policy Regarding Section 162 Of The Internal Revenue Code

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. It is the Committee’s intention that, so long as it is consistent with its overall compensation objectives and philosophy, executive compensation will be deductible for federal income tax purposes. The Employee Stock Option Plan has been structured so that any taxable compensation derived pursuant to the exercise of options granted under such plan should not be subject to these deductibility limitations. Bonuses under the Company’s MIP and cash awards under the executive retention program do not satisfy all the requirements of Section 162(m), but the Committee has determined that these plans are in the best interests of the Company and its shareholders since the plans permit the Company to recognize an executive officer’s contribution as appropriate.

COMPENSATION COMMITTEE

Peter D. Behrendt, Chairman
James A. Abrahamson
I. M. Booth
Roger H. Moore

Summary Compensation Table

      The following table sets forth the compensation paid to those persons who served as the Company’s Chief Executive Officer in fiscal 2000, the four other most highly paid executive officers who were serving as executive officers at the end of fiscal 2000, and one other most highly compensated executive officer who was no longer serving as an executive officer at the end of fiscal 2000 but was one of the five most highly compensated executive officers in fiscal 2000 (collectively, the “Named Executive Officers”). The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

				Long-Term Compensation

				Awards		Payouts

	Annual Compensation			Securities
				Underlying		LTIP	All Other
		Salary	Bonus*	Options/SARs**		Payout	Compensation***
Name and Principal Position	Year	($)	($)	(#)		($)	($)

Executive Officers:

Matthew E. Massengill	2000	449,039	131,500	706,038	(2)	225,800	62,181
President and Chief	1999	331,923	0	281,548		193,000	171,419
Executive Officer(1)	1998	303,462	0	48,700		169,351	20,561

Arif Shakeel	2000	317,308	61,000	395,351	(4)	0	170,214
Executive Vice President and General Manager Hard Drive Solutions(3)

Teresa A. Hopp	2000	271,538	53,000	233,170	(5)	0	1,070
Senior Vice President, Chief Financial Officer(3)

Steven G. Campbell	2000	275,000	45,000	139,151		85,400	5,273
Senior Vice President, Engineering(3)

Michael A. Cornelius	2000	248,461	41,000	108,774	(6)	93,100	2,000
Vice President, Law and Administration(3)

Former Executive Officers:

Charles A. Haggerty	2000	750,000	187,500	586,321	(8)	893,300	2,056,902
Chairman, President &	1999	750,000	0	329,218		764,000	30,564
Chief Executive Officer(1)(7)	1998	746,154	0	375,000		309,251	143,426

Duston M. Williams	2000	198,462	1,150,000	6,038		891,200	46,917
Senior Vice President,	1999	299,231	0	267,696		254,000	19,990
Chief Financial Officer(9)	1998	286,154	0	55,000		50,485	16,470

*	The amounts shown in this column include bonuses paid under the Management Incentive Plan after profit sharing contributions to the Company’s Retirement Savings and Profit Sharing Plan, a 401(k) and profit sharing plan. They do not include grants under the Company’s Long-Term Retention Plan, as disclosed below under the caption “Long-Term Incentive Plan — Awards in Last Fiscal Year.”

**	The Company does not grant Stock Appreciation Rights.

***	The amounts disclosed in this column for fiscal year 2000 include:

(a)	expenses for Mr. Massengill ($59,155) in connection with his relocation in fiscal 1999 from Rochester, Minnesota to Irvine, California;

(b)	the Company’s matching contributions to the Retirement Savings and Profit Sharing Plan on behalf of Mr. Massengill ($2,000), Mr. Haggerty ($2,000), Mr. Campbell ($3,563), Mr. Cornelius ($2,000) and Mr. Williams ($1,994);

(c)	imputed income for term life insurance on behalf of Mr. Massengill ($1,026), Mr. Haggerty ($4,902), Mr. Shakeel ($1,425), Ms. Hopp ($1,070), Mr. Campbell ($1,710) and Mr. Williams ($560);

(d)	the Company sponsored split life insurance program was terminated effective January 1, 2000, and no premiums were paid by the Company during fiscal 2000. Pursuant to the Internal Revenue Code of 1986, as amended, the taxable compensation to the Named Executive Officers for the split-dollar life insurance prior to termination of the benefit plan ranged from a high of $877 to a low of $146 during fiscal year 2000;

(e)	payments to Mr. Haggerty pursuant to the Separation and Consulting Agreement (“Haggerty Agreement”) entered into between the Company and Mr. Haggerty, upon his retirement on June 30, 2000, as follows (i) the aggregate amount of $1,500,000 in connection with consulting services to be provided by Mr. Haggerty to the Company for a five year period beginning July 1, 2000; and (ii) $550,000, equal to the value of the split-dollar life insurance policies in the name of Mr. Haggerty that were assigned to Mr. Haggerty upon his retirement;

(f)	relocation expenses for Mr. Shakeel ($81,662) and an expatriate settlement ($87,127) in connection with his relocation from Singapore to Irvine, California; and

(g)	vacation payout of $44,363 to Mr. Williams upon his resignation.

(1)	Mr. Haggerty retired from his position as President and Chief Executive Officer effective January 12, 2000. Mr. Massengill succeeded Mr. Haggerty as President and Chief Executive Officer effective upon Mr. Haggerty’s retirement.

(2)	Includes options held by Mr. Massengill to purchase 506,038 shares of common stock of the Company, options to purchase 125,000 shares of common stock of the Company’s subsidiary, SageTree, Inc. and options to purchase 75,000 shares of common stock of the Company’s subsidiary, Connex, Inc.

(3)	Information for Mr. Steven Campbell, Ms. Teresa Hopp, Mr. Arif Shakeel and Mr. Michael Cornelius is provided for fiscal 2000 only, the year during which Mr. Campbell, Ms. Hopp, Mr. Shakeel and Mr. Cornelius first became Named Executive Officers.

(4)	Includes options held by Mr. Shakeel to purchase 315,351 shares of common stock of the Company, options to purchase 50,000 shares of common stock of SageTree and options to purchase 30,000 shares of common stock of Connex.

(5)	Includes options held by Ms. Hopp to purchase 153,170 shares of common stock of the Company, options to purchase 50,000 shares of common stock of SageTree and options to purchase 30,000 shares of common stock of Connex.

(6)	Includes options held by Mr. Cornelius to purchase 63,774 shares of common stock of the Company and options to purchase 45,000 shares of common stock of Connex.

(7)	Pursuant to the Haggerty Agreement, all unvested options granted to Mr. Haggerty to purchase shares of the Company’s common stock became vested upon his retirement on June 30, 2000. For so long as Mr. Haggerty is in compliance with his obligations under the Haggerty Agreement, the options will remain in effect until their expiration dates, which range from March 2003 to November 2008. A description of Mr. Haggerty’s obligations under the Haggerty Agreement is set forth below under the heading “Retention Agreements, Termination of Employment and Change of Control Agreements.”

(8)	Includes options held by Mr. Haggerty to purchase 11,321 shares of common stock of the Company, options to purchase 350,000 shares of common stock of SageTree and options to purchase 225,000 shares of common stock of Connex.

(9)	Mr. Williams resigned from his position with the Company effective January 3, 2000.

Option/ SAR Grants in Last Fiscal Year

      The following table sets forth information regarding stock options granted to the Named Executive Officers during fiscal year 2000.

						Potential Realizable
	Individual Grants*					Value
						at Assumed Annual
	Number of		% of Total			Rates of
	Securities		Options/SARs			Stock Price
	Underlying		Granted to	Exercise		Appreciation
	Options/SARs		Employees	or Base		for Option Term**
	Granted		in Fiscal	Price	Expiration
Name	(#)		Year	($/sh)	Date	5%($)	10%($)

Executive Officers:

Matthew E. Massengill	6,038	(1)	0.0476	3.3125	10/20/04	5,526	12,211
	100,000	(2)	0.0788	2.8125	11/05/09	176,875	448,240
	400,000	(3)	3.1550	4.5625	01/12/01	1,147,738	2,908,580
	125,000	(4)	2.8506	0.2000	03/29/10	15,484	39,103
	75,000	(5)	0.9212	0.2500	12/01/09	11,792	29,883

Arif Shakeel	4,151	(1)	0.0327	3.3125	10/20/04	3,799	8,394
	60,000	(2)	0.4732	2.8125	11/05/09	106,126	268,944
	150,000	(3)	1.0648	4.8125	01/27/10	453,983	1,150,472
	50,000	(4)(7)	1.1403	0.2000	03/29/10	6,193	15,641
	30,000	(5)(6)	0.3685	0.5800	03/31/10	10,943	27,731
	101,200	(8)	0.7982	4.9375	07/28/09	314,243	796,353

Teresa A. Hopp	3,170	(1)	0.0250	3.3125	10/20/04	2,901	6,411
	25,000	(2)	0.1972	2.8125	11/05/09	44,219	112,060
	25,000	(3)	0.1972	3.7500	08/13/09	58,959	149,413
	100,000	(3)	0.7887	3.6250	12/03/09	277,974	577,731
	50,000	(4)(7)	1.1403	0.2000	03/29/10	6,193	15,641
	30,000	(5)(6)	0.3685	0.2500	12/01/09	4,717	11,953

Steven G. Campbell	4,151	(1)	0.0327	3.3125	10/20/04	3,799	8,395
	60,000	(2)	0.3944	2.8125	11/05/09	88,438	224,119
	75,000	(3)	0.5915	4.4375	03/01/10	209,304	530,417

Michael A. Cornelius	3,774	(1)	0.0298	3.3125	10/20/04	3,454	7,632
	60,000	(2)	0.4732	2.8125	11/05/09	106,125	268,944
	45,000	(5)(6)	0.5527	0.2500	12/01/09	7,075	17,930

Former Executive Officers:

Charles A. Haggerty	11,321	(1)	0.0863	3.3125	10/20/04	10,361	22,895
	350,000	(4)	1.1403	0.2000	03/29/10	43,351	109,487
	180,000	(5)	2.2108	0.2500	12/01/09	28,300	71,718
	45,000	(5)	0.5527	0.2500	01/28/10	7,075	17,930

Duston M. Williams	6,038	(1)	0.4760	3.3125	10/20/04	5,526	12,211

*	All options to purchase shares of common stock of the Company were granted under the Company’s Employee Stock Option Plan and were granted at fair market value on date of grant. All options have a term of 10 years, subject to earlier lapse in connection with termination of employment. The Employee Stock Option Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the plan. The Company does not grant Stock Appreciation Rights.

All options to purchase shares of common stock of SageTree were granted under the SageTree, Inc. 2000 Stock Incentive Plan and were granted at fair market value on date of grant. All options have a term of 10 years, subject to earlier lapse in connection with termination of employment. The plan is administered by the board of directors of SageTree, which has broad discretion and authority to construe and interpret the plan. SageTree does not grant Stock Appreciation Rights.

All options to purchase shares of common stock of Connex were granted under the Connex, Inc. 1999 Stock Incentive Plan and were granted at fair market value on date of grant. All options have a term of 10 years, subject to earlier lapse in connection with termination of employment. The plan is administered by the board of directors of Connex, which has broad discretion and authority to construe and interpret the plan. Connex does not grant Stock Appreciation Rights.

**	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the common stock.

(1)	Options become exercisable as to 100% of total number of shares granted after one year from date of grant.

(2)	Options become exercisable as to 25% of total number of shares granted after six months from date of grant and an additional 25% at the end of each consecutive six-month period thereafter.

(3)	Options become exercisable as to 25% of total number of shares granted after one year from date of grant and 6.25% per quarter thereafter.

(4)	Options to purchase shares of common stock of the Company’s subsidiary, SageTree, Inc. which become exercisable as to 25% of the total number of shares granted one year from date of grant and 6.25% at the end of each of the next 12 consecutive three-month periods thereafter.

(5)	Options to purchase shares of common stock of the Company’s subsidiary, Connex, Inc., which become exercisable as to 25% of the total number of shares granted upon grant, 25% one year from date of grant and 6.25% per quarter thereafter.

(6)	Options become 100% vested upon an initial public offering of the shares of common stock of Connex.

(7)	Options become 100% vested upon an initial public offering of the shares of common stock of SageTree.

(8)	Options become exercisable as to 25% of total number of shares granted one year from date of grant and 25% per year thereafter.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      The following table sets forth the number of shares acquired upon exercise of stock options and the aggregate gains realized upon exercise in fiscal year 2000 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on June 30, 2000, and the aggregate gains that would have been realized had these options been exercised on June 30, 2000, even though these options were not exercised, and the unexercisable options could not have been exercised, on June 30, 2000.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs**		Options/SARs**
	Shares Acquired		At Fiscal Year End(#)		At Fiscal Year End($)***
	on	Value*
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable		Unexercisable

Executive Officers:

Matthew E. Massengill	0	0	246,783	706,097	$67,103	(1)	$349,252	(1)
	0	0	0	125,000	0		21,250	(2)
	0	0	18,750	56,300	6,188	(3)	18,579	(3)

Arif Shakeel	0	0	46,250	394,100	32,812		139,892
	0	0	0	50,000	0		8,500	(2)
	0	0	7,500	22,500	0		0

Teresa A. Hopp	0	0	43,125	219,745	13,672	(1)	215,115	(1)
	0	0	0	50,000	0		8,500	(2)
	0	0	7,500	22,500	2,475	(3)	7,425	(3)

Steven G. Campbell	0	0	170,556	269,407	39,081	(1)	131,224	(1)

Michael A. Cornelius	0	0	162,391	179,463	32,813	(1)	132,931	(1)
	0	0	11,250	33,750	3,713	(3)	11,138	(3)

Former Executive Officers:

Charles A. Haggerty	0	0	1,536,810	11,321	165,832		19,104	(1)
	0	0	0	350,000	0		59,500	(2)
	0	0	56,250	168,750	18,563	(3)	55,688	(3)

Duston M. Williams	33,840	22,446	0	0	0	(1)	0	(1)

*	This value is based on the market value on the date of exercise of shares covered by the options exercised, less the option exercise price.

**	The Company does not grant Stock Appreciation Rights.

(1)	These amounts represent the difference between the exercise price of in-the-money options and the market price of the Company’s common stock on June 30, 2000, the last trading day of fiscal 2000. The closing price of the common stock on that day on the New York Stock Exchange was $5. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2)	These amounts represent the difference between the exercise price of in-the-money options and the fair market value of SageTree’s common stock on June 30, 2000, as determined by its Board of Directors, which was $0.37.

(3)	These amounts represent the difference between the exercise price of in-the-money options and the fair market value of Connex’s common stock on June 30, 2000, as determined by its Board of Directors, which was $0.58.

Long-Term Incentive Plan — Awards in Last Fiscal Year

      The following table sets forth information regarding awards made under the Long-Term Retention Plan to each Named Executive Officer receiving such awards in fiscal year 2000.

		Performance or Other
		Period Until	Estimated Future Payouts
	Number of Shares,	Maturation	Under Non-Stock
Name	Units or Other Rights	or Payout*	Price-Based Plans($)

Executive Officers

Matthew E. Massengill	0	2 years	750,000	(1)

Arif Shakeel	0	2 years	650,000	(2)

Michael A. Cornelius	0	2 years	200,000	(3)

*	Awards are subject to lapse in the event of termination of employment.

(1)	Award vests 100% on December 31, 2001.

(2)	Award vests 50% on December 1, 2000 and 50% on December 1, 2001.

(3)	Award vests 100% on February 1, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of Messrs. Abrahamson, Behrendt, Booth and Moore. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or board members of such other entities.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return of the Company’s common stock with the cumulative total return of the S&P 500 Index and the Hambrecht & Quist Computer Hardware Index for the five years ended June 30, 2000. The graph assumes that $100 was invested on July 1, 1995, in the common stock and each index and that all dividends were reinvested. The Company declared a two-for-one stock split payable in the form of a stock dividend to shareholders of record on May 20, 1997. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

[PERFORMANCE GRAPH]

Total Return Analysis

	7/1/95	6/29/96	6/28/97	6/27/98	7/3/99	6/30/00

Western Digital Corporation	$100.00	$149.29	$361.55	$135.14	$76.59	$60.07
H&Q Computer Hardware Index	$100.00	$118.02	$180.82	$256.40	$442.48	$739.49
S&P 500 Index	$100.00	$125.79	$169.53	$220.32	$273.02	$288.90

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company’s common stock are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal year 2000. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during fiscal year 2000 and the responses to annual directors and officers questionnaires, all of these reports were timely filed, except for the following reports which were inadvertently filed 8 days late: the Form 3 for Henry T. DeNero and the Form 3 for Roger H. Moore, each of which reported the initial beneficial ownership of the Company’s securities upon appointment as a director of the Company.

RETENTION AGREEMENTS, TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL ARRANGEMENTS

      The Company has a retention agreement with Ms. Teresa A. Hopp dated September 15, 1998. Effective January 3, 2000, Ms. Hopp assumed the position of Chief Financial Officer. The retention agreement provides that upon assumption of her employment with the Company, it would be recommended that Ms. Hopp receive an option to purchase 50,000 shares of the Company’s common stock, and in the event of a change of control of the Company, all remaining unvested options, specific to such grant, would immediately vest. The agreement further provides that in the event of a change of corporate control, a substantial change in her job content or her position being eliminated due to downsizing, Ms. Hopp would receive her annual base salary plus benefit continuation for a twelve month period.

      In connection with Mr. Haggerty’s retirement, the Company entered into a Separation and Consulting Agreement with Mr. Haggerty on October 1, 1999 setting forth the terms of Mr. Haggerty’s separation from the Company. Under the Haggerty Agreement, the Company retained Mr. Haggerty as a consultant to the Company for a period of five years commencing July 1, 2000. As compensation for his consulting services, Mr. Haggerty received the sum of $1,500,000, $750,000 on each of the effective date of the Haggerty Agreement and June 30, 2000. In addition, under the Haggerty Agreement, Mr. Haggerty was paid his base salary through June 2000 and was eligible for a bonus under the Company’s fiscal year 2000 Management Incentive Plan. In addition, the Company assigned to Mr. Haggerty the split-dollar life insurance policies that the Company held in his name, on which the Company has paid premiums of approximately $500,000, and provided certain medical and other benefits during the consulting period. As of the date of his retirement, Mr. Haggerty held options to purchase 1,548,131 shares of the Company’s common stock at prices ranging from $2.625 to $34.1875 per share. Upon retirement, the vesting of 353,100 unvested options was accelerated, and, for so long as Mr. Haggerty is in compliance with his obligations under the Haggerty Agreement, all options granted to Mr. Haggerty will remain in effect until their expiration dates, which range from March 2003 to November 2008. During the five year consulting period Mr. Haggerty has agreed: to provide consulting services to the Company of up to 75 hours per fiscal quarter; for so long as the Board requires, to serve as Chairman of the Board and/or a director of the Company’s subsidiaries Connex, Inc. and SageTree, Inc.; and to not do any of the following: provide services to any business or engage in any business which is a competitor of the Company or any of its subsidiaries, solicit the employees of the Company or its subsidiaries, interfere with the relationships of the Company and its subsidiaries with their business partners or disparage the Company. The agreement also provides (i) for the release of the Company and its subsidiaries by Mr. Haggerty of certain claims related to his relationship with the Company and its subsidiaries, the termination of that relationship and the purchase by Mr. Haggerty of the Company’s securities, and (ii) for the Company to indemnify Mr. Haggerty, to the extent indemnification is available to other executive officers, in connection with any claim arising from any act of Mr. Haggerty during the course of his employment and directorships with the Company. The Haggerty Agreement is filed as Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q, filed November 16, 1999.

      Mr. David Schaefer resigned from his position as Senior Vice President effective October 1, 1999. In connection with his resignation, the Company and Mr. Schafer entered into a severance agreement (the “Schafer Agreement”) under which Mr. Schafer continued to receive certain payments and benefits from the Company through March 31, 2000. Under the Schafer Agreement, from his resignation date through March 31, 2000, Mr. Schafer received salary of $137,500, continued vesting of his stock options granted under the Company’s Employee Stock Option Plan, and received other benefits accorded generally to executives employed by the Company, including continued participation in the Company’s Employee Stock Purchase Plan and 401(k) plan. The Schafer Agreement also provides for the release of the Company and its subsidiaries by Mr. Schafer of claims arising prior to the date of the Schafer Agreement. The Schafer Agreement is filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q, filed November 16, 1999.

      Mr. Russell Stern resigned from his position as Co-Chief Operating Officer effective October 8, 1999. In connection with his resignation, the Company and Mr. Stern entered into a severance agreement (the “Stern Agreement”) under which Mr. Stern continued to receive certain payments and benefits from the Company through September 29, 2000. Under the Stern Agreement, from his resignation date through September 29, 2000, Mr. Stern received his base salary of $400,000, continued vesting of his stock options granted under the Company’s Employee Stock Option Plan, and received other benefits accorded generally to executives employed by the Company, including continued participation in the Company’s Employee Stock Purchase Plan and 401(k) plan. The Stern Agreement also provides (i) for the release of the Company and its subsidiaries by Mr. Stern of certain claims related to his relationship with the Company and its subsidiaries, the termination of that relationship and the purchase by Mr. Stern of the Company’s securities, and (ii) the Company’s agreement to indemnify Mr. Stern, to the extent indemnification is available to other executive officers, in connection with any claim arising from any act of Mr. Stern during the course of his employment and any directorships with the Company. The Stern Agreement is filed as Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q, filed February 14, 2000.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

General

      The Company maintains its Stock Option Plan for Non-Employee Directors (as amended to date, the “Current Plan”), pursuant to which non-employee directors of the Company receive grants of options to purchase common stock of the Company. The Company’s Board of Directors has unanimously approved an amendment and restatement of the Current Plan in the form attached as Exhibit A to this Proxy Statement (the “Amended Plan”), subject to approval by the Company’s shareholders.

      Under the Amended Plan, as under the Current Plan, each Eligible Director will, upon first becoming an Eligible Director, receive a one-time grant of an option (an “Initial Option”) to purchase shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The closing price of the Company’s common stock on the New York Stock Exchange on October 2, 2000, was $5.8125. In addition, immediately following each annual meeting of shareholders of the Company after an Eligible Director joins the Company’s Board, if the Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Eligible Director will automatically receive an additional option (an “Additional Option”) to purchase shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant.

      The Current Plan is scheduled to expire on May 15, 2005 and authorizes a total of 1,600,000 shares (800,000 prior to the Company’s 2 for 1 stock split effected in May 1997) of the Company’s common stock for issuance upon the exercise of options granted under the plan; the Amended Plan extends the expiration date to May 25, 2010, and increases the number of shares authorized to 2,600,000.

      In addition, the Amended Plan modifies the Current Plan in certain other respects, including to:

(i) to increase the number of shares subject to Initial Options from 7,500 to 10,000, and the number of shares subject to Additional Options from 30,000 to 75,000;

(ii) to accelerate the vesting of options upon retirement of a director aged over 55 years who has served the Company as a director for at least 48 months (a “Retired Director”);

(iii) to exclude the Chairman from eligibility for Additional Options;

(iv) to allow grants to all non-employee directors whether or not eligible to participate in other plans of the Company;

(v) to permit a one time grant of an option to purchase 50,000 shares of the Company’s common stock to the Company’s six continuing non-employee directors as of May 25, 2000, to align the interests of continuing directors with the Company’s shareholders and also with new directors, who under the Amended Plan would be granted options to purchase 75,000 shares; and

(vi) to allow the Board to amend the Amended Plan to increase the number of shares granted pursuant to Initial Grants or Additional Grants without approval of the Company’s shareholders.

Summary

      The following is a summary of the principal features of the Amended Plan, and is qualified in its entirety by and subject to the actual provisions of the Amended Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

     Purpose and Eligibility

      The basic purpose of the Amended Plan, like the Current Plan, is to attract and retain qualified non-employee directors and align their interests with the Company’s shareholders by offering them an opportunity and incentive to acquire the Company’s common stock. The Amended Plan is structured to enable non-employee directors to serve as disinterested administrators of employee stock incentive plans of the Company under Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to administer the Plan so that acquisitions under the plan are exempt from Section 16(b) of the Exchange Act.

      Directors are eligible to receive grants of options under the Amended Plan if they have not been employees of the Company or any of its affiliates since the beginning of the Company’s most recently completed fiscal year (“Eligible Directors”). There are currently eight non-employee directors, five of whom if elected will be continuing after the Meeting, who would be eligible to participate in the Amended Plan. Future non-employee directors would also be eligible. If the Plan had been in effect for the full fiscal year ended June 30, 2000, options to purchase a total of 520,000 shares would have been granted to non-employee directors thereunder, (i) 150,000 shares as Initial Options to the two new directors as of May 25, 2000, (ii) 300,000 shares in the aggregate as Initial Options pursuant to the one-time grant of 50,000 shares to each of the continuing directors as of May 25, 2000, and (iii) 70,000 shares as Additional Options to the seven continuing non-employee directors as of November 18, 1999.

     Administration and Amendment

      The Amended Plan, like the Current Plan, will be administered by the Company, which, subject to the express provisions of the Amended Plan, shall have the power to construe the Amended Plan and any agreements or memoranda defining the rights and obligations of the Company and option recipients, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Amended Plan and such agreements or memoranda. However, the Company has no authority or discretion with respect to the selection of persons eligible to receive options, the timing of such grants, or the exercise price of options granted under the Amended Plan, which matters are specifically governed by the provisions of the Amended Plan.

      The Company’s Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Amended Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option previously granted under the plan without the consent of the person to whom such option was granted, and no such amendment shall be made without shareholder approval to increase the number of shares subject to the Amended Plan, change the class of persons eligible to receive options under the Amended Plan, change the exercise price per option share specified in the Amended Plan, extend the final date upon which options may be granted under the Amended Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated in the Amended Plan or that would affect the Amended Plan’s compliance with Rule 16b-3.

     Termination of the Amended Plan

      Options may not be granted under the Amended Plan after the earlier to occur of May 25, 2010 (the termination date of the Amended Plan) or the date of a Change in Control (as defined in the Amended Plan), but each option properly granted under the Amended Plan will remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Amended Plan.

     Option Grants

      Under the Amended Plan, as under the Current Plan, each Eligible Director will, upon first becoming an Eligible Director, receive an Initial Option. Under the Amended Plan the shares subject to an Initial Option shall be increased from 30,000 to 75,000. The two directors who joined the Board as of May 25, 2000, will receive Initial Option grants of 75,000 shares each under the Amended Plan. The Company’s six continuing non-employee directors as of May 25, 2000, have previously received Initial Options under the Current Plan (or under prior amendments), and are therefore not eligible to receive the 75,000 Initial Options under the Amended Plan. However, as described above, the Amended Plan will provide for a one-time grant of an option to purchase 50,000 shares of the Company’s common stock to the Company’s six continuing non-employee directors as of May 25, 2000. These will have the terms and conditions of Initial Options.

      Under the Amended Plan, after an Eligible Director (other than the Chairman of the Board) joins the Company’s Board immediately following each annual meeting of shareholders of the Company, if such Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Eligible Director will automatically receive an Additional Option. Under the Amended Plan the shares subject to an Additional Option shall be increased from 7,500 to 10,000. If the Amended Plan is approved, each of the Company’s current non-employee directors who are standing for reelection would receive Additional Option grants of 10,000 shares under the Amended Plan immediately after the Company’s 2000 annual meeting of shareholders and subsequent annual meetings, if re-elected to the board at such meetings.

     Vesting and Exercise of Options

      Under the Amended Plan, as under the Current Plan, Initial Options and Additional Options will vest 25% on the first anniversary of the grant date and an additional 6.25% at the end of each of the next 12 three-month periods thereafter. Thus under the Amended Plan, Initial Options will vest in installments of 25% on the first anniversary of the date of grant and 6.25% at the end of each of the next 12 three-month periods thereafter. Additional Options will vest and become exercisable in installments of 2,500 shares on the first anniversary of the date of grant and 625 shares at the end of each of the next 12 three-month periods thereafter. However, Initial Options and Additional Options will vest and become exercisable only if the optionee has remained an Eligible Director for the entire period from the date of grant to the vesting date. Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director will terminate, except that if the optionee has served as a director for at least 48 months and is at least 55 years old upon retirement from the Company, all unvested Initial Options and Additional Options of such director will immediately vest and become exercisable. The option exercise price will be payable upon exercise in cash or Company stock delivered by the optionee or retained by the Company from the stock otherwise issuable upon exercise (in either case valued at fair market value as of the exercise date), or such other consideration as the Company may deem acceptable. The Company may allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/ or allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price and any applicable tax withholding.

     Termination of Options

      Under the Amended Plan, as under the Current Plan, no option granted under the Plan will be exercisable later than ten years after its grant. If an optionee, other than a Retired Director, ceases to be a director of the Company for any reason, all Initial Options and Additional Options granted to such optionee will be exercisable, to the extent already exercisable at the date such optionee ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and will then terminate. A Retired Director’s Initial and Additional Options will be exercisable for a period of three years from the effective date of such director’s retirement from the Company, provided that such director does not render services to a competitor of the Company during the three-year period. If the Company determines that a Retired Director renders services to a competitor, all Initial Options and Additional Options will immediately terminate, and the Company will be entitled to repurchase at the exercise price any common stock purchased by such a director pursuant to the exercise of any Initial Options or Additional Options during the six-month period prior to such determination by the Company. If the Retired Director cannot deliver such common stock, then the Company may recover any profits realized by the director.

     Securities Subject to the Amended Plan

      The aggregate number of shares that may be issued upon exercise of options granted under the Amended Plan is 2,600,000 shares of common stock, subject to adjustment as described directly below.

     Corporate Transactions; Change in Control

      The number of shares of common stock available for issuance upon exercise of options granted under the Amended Plan, the number of shares for which each outstanding option can be exercised, and the exercise price per share of options will be appropriately and proportionately adjusted in connection with a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of capital stock of the Company effected without receipt of consideration by the Company.

      If the Company consummates any reorganization or merger or consolidation, each option outstanding under the Amended Plan will thereafter be exercisable only for the securities and/ or other consideration that a holder of the same number of shares of common stock as are subject to that option would have been entitled to receive in such reorganization or merger or consolidation. If a Change in Control of the Company (as defined in the Amended Plan) occurs and in connection with such change in control any optionee ceases to be a director of the Company, then such optionee’s options granted under the Amended Plan will automatically accelerate and become immediately exercisable. Without limitation, a director will be deemed to have ceased to be a director of the Company in connection with a Change in Control if such director (i) is removed by or resigns upon request of a person exercising practical voting control over the Company following the Change in Control, or (ii) is willing and able to continue as a director of the Company but is not re-elected to or retained on the Company’s Board of Directors by the Company’s shareholders through the shareholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the Change in Control.

     Federal Income Tax Consequences

      The following is a brief description of the federal income tax treatment that will generally apply to options granted under the Amended Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the recipient. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or other award or the disposition of any acquired shares under those laws. Recipients of options are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options, and the disposition of any acquired shares.

      Options granted under the Amended Plan are non-qualified options for purposes of the Internal Revenue Code (the “Code”). The grant of a non-qualified option is generally not a taxable event for the optionee and does not entitle the Company to any deduction. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the option (“Option Shares”) (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. The amount included in the optionee’s taxable income on the exercise of the option will be added to the exercise price in determining the optionee’s basis in the acquired shares. A subsequent sale of the Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the Optionee’s basis in the shares sold. Such gain or loss will be treated as short-term or long-term depending on the optionee’s holding period for the shares involved in the disposition.

      With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual’s net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase common stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

      Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Amended Plan by delivering previously owned common stock or by reducing the amount of common stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

      The Amended Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In that event and depending upon the individual circumstances of the recipient, an amount with respect to such award may constitute an “excess parachute payment” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax (in addition to Federal income tax) on any “excess parachute payment,” and the Company will be denied a deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an “excess parachute payment.”

Vote Required and Board of Directors Recommendation

      The affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment to the Company’s Stock Option Plan for Non-Employee Directors. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      By selection of the Company’s Board of Directors, the international accounting firm of KPMG LLP, certified public accountants, has served the Company as its auditors since its incorporation in 1970. The Board of Directors has again selected KPMG LLP to serve as the Company’s independent accountants for the fiscal year ending June 30, 2001. Their selection is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent accountants by the affirmative vote of a majority of the shares represented and voted at the Meeting. If a majority of the shares represented do not ratify this selection, the Board of Directors will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new auditors upon recommendation of the Audit Committee.

      One or more representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO RATIFY THE SELECTION OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

SHAREHOLDER PROPOSALS FOR 2001

      Shareholder proposals which are intended to be presented by shareholders at the Company’s 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company’s principal executive offices no later than Monday, June 18, 2001, in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority at the 2001 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal between August 1, 2001 and September 30, 2001 (assuming that the Company’s 2001 Annual Meeting will be held on November 29, 2001 and the shareholder satisfies the other requirements of Rule 14a-4(c)). In addition, the Company’s Bylaws require that, among other things, such shareholders give written notice of any proposal or the nomination of a director to the Secretary of the Company not less than 60 days nor more than 120 days prior to scheduled Annual Meeting of Shareholders. Shareholder proposals or the nominations for director that do not meet the notice requirements of the Company’s Bylaws will not be acted upon at the 2001 Annual Meeting.

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

ANNUAL REPORTS

      The Company’s 2000 Annual Report on Form 10-K has been mailed to shareholders and posted on the Internet concurrently with this Proxy Statement, but such report is not incorporated herein and shall not be deemed to be a part of this proxy solicitation material.

VOTING VIA THE INTERNET OR BY TELEPHONE

      Shareholders may submit proxies by mail, telephone or the Internet. Your telephone or Internet proxy authorizes the proxies named on the enclosed proxy card to vote your shares to the same extent as if you marked, signed dated and returned the enclosed proxy card. Shareholders may submit proxies telephonically by calling 1 (800) 690-6903 (within the U.S. and Canada only, toll-free), then entering their 12-digit Control Number located on the proxy card and following the simple recorded instructions. Shareholders may submit a proxy via the Internet by going to the Web site (www.proxyvote.com), then entering their 12-digit Control Number and following the simple instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on November 29, 2000. If you submit your proxy by telephone or Internet there is no need to return the enclosed proxy card. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Meeting. The Company’s general counsel has advised the Company that the Internet voting procedures that have been made available by the Company for its shareholders are consistent with the requirements of applicable law.

EXPENSES OF SOLICITATION

      The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy/voting instruction card, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile or other means of communication by certain of the directors, officers, and regular employees of the Company who will not receive any additional compensation for such solicitation. The Company will reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Irvine, California

October 16, 2000

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND, DATE, SIGN AND RETURN THE ENCLOSED PROXY/ VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

EXHIBIT A

WESTERN DIGITAL CORPORATION

AMENDED AND RESTATED
STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

GENERAL

      1.01  Adoption and Amendment. This Western Digital Corporation Amended and Restated Stock Option Plan for Non-Employee Directors (the “Plan”) was initially adopted by the Board of Directors (the “Board”) of Western Digital Corporation (the “Company”) as of May 15, 1985 (the initial effective date of the Plan) subject to approval of the Company’s shareholders, which was obtained at the Annual Meeting of Shareholders held on November 15, 1985. Amendment No. 1 to the Plan was adopted by the Board as of December 6, 1985, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 13, 1986. Amendment No. 2 to the Plan was adopted by the Board as of September 22, 1987, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 19, 1987. Amendment No. 3 to the Plan was approved by the Board without shareholder approval on November 19, 1987. Amendment No. 4 to the Plan was adopted by the Board as of September 22, 1988, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 17, 1988. Amendment No. 5 to the Plan was adopted by the Board as of July 27, 1989, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 16, 1989. Amendment No. 6 to the Plan was adopted by the Board as of July 26, 1990, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 15, 1990. Amendment No. 7 to the Plan was approved by the Board without shareholder approval on May 23, 1991. Amendment No. 8 to the Plan was approved by the Board as of July 21, 1994, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 10, 1994. Amendment No. 9 to the Plan was approved by the Board as of September 7, 1995, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on November 1, 1995. Amendment No. 10 to the Plan was approved by the Board without shareholder approval on July 11, 1997 to reflect the two-for-one stock-split effected on May 20, 1997. This Amendment and Restatement of the Plan was approved by the Board on May 25, 2000, subject to shareholder approval, and is effective as of that date. This Amendment and Restatement of the Plan shall govern all options granted under the Plan after the date of approval hereof by the Company’s shareholders and all options granted under the Plan prior to that date, subject to any required consents of the holders of such options; prior to or in the absence of any such consent, options granted under the Plan as amended through Amendment No. 10 thereto will be governed by that version of the Plan.

      1.02  Administration. The Plan shall be administered by the Company, which, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements or memoranda defining the rights and obligations of the Company and option recipients, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements or memoranda. The interpretation and construction by the administrator of any provisions of the Plan or of any option granted under the Plan shall be final. Notwithstanding the foregoing, the administrator shall have no authority or discretion as to the selection of persons eligible to receive options granted under the Plan, the timing of such grants, or the exercise price of options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

      1.03  Eligible Directors. All members of the Board who are not employees of the Company or any of its subsidiaries shall be eligible to receive grants of options under the Plan (an “Eligible Director”).

      1.04  Shares of Common Stock Subject to the Plan and Grant Limit. The shares that may be issued upon exercise of options granted under the Plan shall be authorized and unissued shares of the Company’s Common Stock or previously issued shares of the Company’s Common Stock reacquired by the Company and unused option shares pursuant to Section 2.06. The aggregate number of shares that may be issued upon exercise of options granted under the Plan shall not exceed 2,600,000 shares of Common Stock, subject to adjustment in accordance with Article III.

      1.05  Amendment of the Plan. The Board may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, if an amendment to the Plan would increase the number of shares subject to the Plan (as adjusted under Article III), change the class of persons eligible to receive options under the Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Plan, extend the final date upon which options may be granted under the Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein or affect the Plan’s compliance with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the amendment shall be approved by the Company’s shareholders to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”). Notwithstanding the foregoing, the Board may, in its sole discretion, amend the Plan to change the number of options specified in Section 2.01 and 2.02 without approval of the Company’s shareholders. Under no circumstances may the provisions of the Plan that provide for the amounts, price, and timing of option grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. The Plan is intended to qualify as a formula plan under Rule 16b-3, but not to impose restrictions included in the Plan for purposes of compliance with Rule 16b-3 if those restrictions become unnecessary to compliance with Rule 16b-3. Accordingly, notwithstanding the foregoing, the administrator may administer and amend the Plan to comply with or take advantage of changes in the rules (or interpretations thereof) promulgated by the Securities and Exchange Commission or its staff under Section 16 of the Exchange Act, subject to the shareholder approval requirement described above.

      1.06  Term of Plan. Options may be granted under the Plan until the earlier to occur of May 25, 2010 or the date of a Change in Control, as defined in Section 3.02. In addition, no options may be granted during any suspension of the Plan or after its termination for any reason. Notwithstanding the foregoing, each option properly granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

      1.07  Restrictions. Notwithstanding any other provision of the Plan, all options granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body or authority, is necessary or desirable as a condition of, or in connection with, the granting of such an option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”) as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law or regulation, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued and the Company may order its transfer agent to stop transfer of such shares.

      1.08  Assignability. No option granted under the Plan shall be assignable or transferable by the grantee except by will or the laws of descent and distribution or upon dissolution of marriage pursuant to a property settlement or domestic relations order, or as permitted on a case-by-case basis in the discretion of, and subject to such conditions as may be imposed by, the administrator to permit transfers to immediate family members, family trusts or family foundations of the grantee under circumstances that would not adversely affect the interests of the Company.

      1.09  Withholding Taxes. Whenever shares of stock are to be issued upon exercise of an option granted under the Plan, the administrator shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to such issuance. The administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable upon exercise of an option.

      1.10  Definition of “Fair Market Value.” For purposes of the Plan, the “fair market value” of a share of stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including, for this purpose, The Nasdaq Stock Market), the last reported sale price per share of the stock on such date on the principal exchange on which it is traded or, if no sale was made on such date on such principal exchange, then as of the next preceding date on which such a sale was made; or (b) if the stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ system on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the administrator. The fair market value of rights or property other than stock shall be determined by the administrator on the basis of such factors as it may deem appropriate.

      1.11  Rights as a Shareholder. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price and any amounts required pursuant to Section 1.09.

ARTICLE II

STOCK OPTIONS

      2.01  Grants of Initial Options. Each Eligible Director shall, upon first becoming an Eligible Director, receive a one-time grant of an option to purchase up to 75,000 shares of the Company’s Common Stock, subject to adjustment as set forth in Article III. Options granted under this Section 2.01 are “Initial Options” for the purposes hereof. The exercise price per share for Initial Options shall be equal to the fair market value of the Company’s Common Stock on the date of grant, subject to adjustment as set forth in Article III. An Eligible Director who has received an initial grant of stock options under the Plan or pursuant to a prior option plan for the Company’s directors shall not be eligible to receive an Initial Option.

      2.02  Grants of Additional Options. Immediately following the annual meeting of shareholders of the Company next following an Eligible Director’s becoming an Eligible Director and immediately following each subsequent annual meeting of shareholders of the Company, in each case if the Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting, such Eligible Director shall automatically receive an option to purchase up to 10,000 shares of the Company’s Common Stock (an “Additional Option”), subject to adjustment as set forth in Article III. For purposes of this Section 2.02 the Chairman of the Board of the Company shall not be an Eligible Director. In addition to the Additional Options described above, an individual who was previously an Eligible Director and received an initial grant of stock options under the Plan or pursuant to a prior option plan for the Company’s directors, who then ceased to be a director for any reason, and who then again becomes an Eligible Director, shall upon again becoming an Eligible Director automatically receive an Additional Option. The exercise price per share for all Additional Options shall be equal to the fair market value of the Company’s Common Stock on the date of grant, subject to adjustment as set forth in Article III.

      2.03  Vesting. Initial Options and Additional Options shall vest and become exercisable in installments equal to 25% of the shares covered by such option on the first anniversary of the date of grant and 6 1/4% of the shares covered by such option at the end of each of the next 12 three-month periods thereafter. Notwithstanding the foregoing, however, but subject to Section 3.02, (i) Initial Options and Additional Options will vest and become exercisable as set forth herein only if the optionee has remained a director for the entire period from the date of grant to the date specified herein for vesting, and (ii) Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate, except that if an optionee has served as a director for at least 48 months and is at least 55 years old upon retirement from the Company (a “Retired Director”), all unvested Initial Options and Additional Options of such Retired Director will immediately vest and become exercisable.

      2.04  Exercise. No option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of stock (or such other amount as is set forth in the applicable option agreement or confirming memorandum) may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the option. An option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from or on behalf of the optionee, together with payment of the exercise price and any amounts required under Section 1.09. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the option (duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the administrator) or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and exercisable options granted to the recipient and being exercised (in either case valued at fair market value as of the exercise date), or such other consideration as the administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance, provided, however, that the administrator may, in the exercise of its discretion, (a) allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (b) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 1.09.

      2.05  Option Agreements or Memoranda. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted or, in the administrator’s discretion, a confirming memorandum issued by the Company to the recipient, stating the number of shares of stock issuable upon exercise of the option and the exercise price, and setting forth explicitly or by reference to the Plan the time during which the option is exercisable and the times at which the options vest and become exercisable. Such option agreements or confirming memoranda may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement or confirming memorandum. Any option agreement or confirming memorandum may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

      2.06  Term of Options and Effect of Termination. Notwithstanding any other provision of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to such option that have not been issued upon exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the recipient of any options granted under the Plan shall cease to be a director of the Company for any reason, and subject to Section 3.02, all Initial Options and Additional Options granted under the plan to such recipient shall be exercisable, to the extent they are already exercisable at the date such recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. Notwithstanding the preceding sentence, a Retired Director’s Initial Options and Additional Options shall be exercisable until the earlier of three years from the effective date of retirement from the

Company or expiration of the term of any such option (the “Exercise Period”), provided, however, that if the Board determines that such Retired Director rendered services as an employee, director, consultant, contractor or otherwise to a competitor of the Company during the Exercise Period, then (i) any outstanding Initial Options and Additional Options shall immediately terminate on the date of the Board’s determination that such Retired Director rendered services to a competitor, and (ii) the Company shall have the right to recover from such Retired Director any profits realized upon the exercise of Initial Options and Additional Options during the six (6) month period before the termination date set forth in (i) above. For this purpose, profits shall be defined as the difference between the exercise price of the Initial Options and Additional Options exercised during such period and the fair market value of the Company’s Common Stock on the date of exercise. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

      2.07  One-Time Grant of Options. Subject to shareholder approval, each Eligible Director as of May 25, 2000 shall receive a one-time grant of an option covering 50,000 shares of the Company’s Common Stock, subject to adjustment as set forth in Article III. All options granted under this Section 2.07 shall be deemed Initial Options under the Plan. The exercise price per share of these Initial Options shall be equal to the fair market value of the Company’s Common Stock on the date of grant, subject to adjustment as set forth in Article III. The grant of Initial Options under this Section 2.07 is intended to eliminate the disparity in the number of Initial Options previously granted to Eligible Directors under the Plan with the number of Initial Options granted to Eligible Directors under the Plan, as amended.

ARTICLE III

CORPORATE TRANSACTIONS

      3.01  Anti-dilution Adjustments. The number of shares of Common Stock available for issuance upon exercise of options granted under the Plan, the number of shares for which each outstanding option can be exercised, the number of shares underlying an Initial Option, the number of shares underlying an Additional Option, and the exercise price per share of options shall be appropriately and proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of capital stock of the Company effected without receipt of consideration by the Company. No fractional interests will be issued under the Plan resulting from any such adjustments.

      3.02  Reorganizations; Mergers; Changes in Control. Subject to the other provisions of this Section 3.02, if the Company shall consummate any reorganization or merger or consolidation in which holders of shares of the Company’s Common Stock are entitled to receive in respect of such shares any other consideration (including, without limitation, a different number of such shares), each option outstanding under the Plan shall thereafter be exercisable, in accordance with the Plan, only for the kind and amount of securities, cash and/or other property receivable upon such reorganization or merger or consolidation by a holder of the same number of shares of Common Stock as are subject to that option immediately prior to such reorganization or merger or consolidation, and any appropriate adjustments will be made to the exercise price thereof. In addition, if a Change in Control occurs and in connection with such Change in Control any recipient of an option granted under the Plan ceases to be a director of the Company, then such recipient shall have the right to exercise his or her options granted under the Plan in whole or in part during the applicable time period provided in Section 2.06 without regard to any vesting requirements. For purposes hereof, but without limitation, a director will be deemed to have ceased to be a director of the Company in connection with a Change in Control if such director (i) is removed by or resigns upon request of a Person (as defined in paragraph (a) below) exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person, or (ii) is willing and able to continue as a director of the Company but is not re-elected to or retained on the Board by the Company’s shareholders through the shareholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the Change in Control. For purposes hereof, a “Change in Control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the effective date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

      3.03  Determination by the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

October 16, 2000

TO:    Participants in the Western Digital Corporation
          Retirement Savings and Profit Sharing Plan

As a participant in the Western Digital Corporation Retirement Savings and Profit Sharing Plan, you have the right to vote the shares of Western Digital common stock allocated to your account.

To allow you to do this, we are enclosing a proxy/voting instruction card, which when completed will give instructions to the trustee of the plan, T. Rowe Price Trust Company, on how you wish your shares to be voted. Also enclosed are an Annual Report on Form 10-K and a Proxy Statement which explains the issues being presented for shareholder approval at the Company’s Annual Meeting of Shareholders to be held on November 30, 2000.

In addition to the election of directors and the ratification of the selection of KPMG LLP as independent accountants, the Company is asking for your approval of the following proposal:

Approval of the amendment and restatement of the Company’s Stock Option Plan for Non-Employee Directors to authorize and reserve for issuance an additional 1,000,000 shares and of the Company’s common stock, and to effect other changes to the plan as described in the Proxy Statement.

Your Board of Directors unanimously recommends that you vote FOR each of these proposals.

As a stock owner in Western Digital, ONLY YOU CAN VOTE YOUR SHARES (through the trustee). No one else has that right. If you do not provide the trustee with voting instructions, your shares will not be voted unless you attend the Annual Meeting and vote in person. Therefore, it is important that your shares, no matter how large or small the amount, be represented at the Annual Meeting of Shareholders.

Please take the time to complete the enclosed card and return it in the enclosed, pre-addressed envelope as soon as possible.

Thank you for your cooperation.

Raymond M. Bukaty

[WESTERN DIGITAL CORPORATION LETTERHEAD]

October 16, 2000

[Name]
[Address]

Dear [Name]:

Since your organization is a substantial investor in the common stock of Western Digital Corporation, I am enclosing with this letter a copy of the Notice of Annual Meeting, Proxy Statement, Proxy/Voting Instruction Card and Annual Report on Form 10-K for the upcoming Annual Meeting of Shareholders, to be held on Thursday, November 30, 2000. Knowing that your shares are held through a custodian bank and that the normal path of distribution of these items could result in some delay, I thought you would appreciate receiving your personal copy of these materials at the same time they are being sent to holders of record.

Any comments or questions you may have concerning the proposals described in the Proxy Statement are welcome and I would very much appreciate the opportunity to discuss them with you personally. Please feel free to call me at [phone number].

On behalf of our Board of Directors and all the people at Western Digital Corporation, thank you for your continued interest and support.

Sincerely,

Robert J. Blair

WESTERN DIGITAL CORPORATION
8105 Irvine Center Drive
Irvine, CA 92618
THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby, revoking any proxy previously given, appoints Matthew E. Massengill and Michael A. Cornelius, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote as designated on the other side all of the shares of common stock of Western Digital Corporation held of record by the undersigned on October 2, 2000, at the Annual Meeting of Shareholders to be held on November 30, 2000, and at any postponements or adjournments thereof. The proposals referred to on the other side are described in the Proxy Statement, dated as of October 16, 2000, which is being delivered herewith in connection with the Annual Meeting.

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

(IMPORTANT — PLEASE SIGN ON OTHER SIDE)

[WESTERN DIGITAL LOGO]

PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THE PROXY	VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy/voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions. Have your proxy/voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to vote your proxy.

VOTE BY MAIL
Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return to Western Digital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WESDIG	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of Directors: 01) THOMAS A. PARDUN 02) MATTHEW E. MASSENGILL 03) PETER D. BEHRENDT	04) I.M. BOOTH 05) HENRY T. DeNERO 06) ROGER H. MOORE	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to nominate, “For All Except” submit the number of nominee(s) for which a vote is to be withheld on the line below.

	Vote On Proposals	For	Against	Abstain

2.	To approve the amendment and restatement of the Company’s Stock Option Plan for Non-Employee Directors to authorize and reserve for issuance under the plan an additional 1,000,000 shares of the Company’s common stock, and to effect other changes to the plan as described in the Proxy Statement;
		[ ]	[ ]	[ ]

3.	To ratify the selection of KPMG LLP as independent accountants for the Company for the fiscal year ended June 30, 2001; and	[ ]	[ ]	[ ]

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date